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                                                                    Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15207, 333-67645, 333-32139, 333-79983,
333-47205 and 333-51328) of CCC Information Services Group, Inc. of our report dated March 23, 2001, except as to paragraph 3 of Note 15 which is as of April 17, 2001 and as to Note 25 which is as of April 19, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 8-K.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 28, 2001